Exhibit 99.1
PRESS RELEASE
Cyren Announces Third Quarter 2022
Financial Results
- - -
Q3 Enterprise Anti-Phishing ARR Grows 74% Year-over-Year Driven by Increased Demand
McLean, VA. – November 14, 2022 – Cyren (NASDAQ: CYRN) today announced its third quarter 2022 financial results for the period ending September 30, 2022.
Cyren reported quarterly revenues of $5.8 million for the third quarter of 2022, a 4% increase compared to $5.6 million for the third quarter of 2021. Net loss from continuing operations was $5.5 million for 2022, compared to a net loss of $6.1 million in 2021.
“We are pleased to see year-over-year revenue growth in our third quarter, driven by both our enterprise anti-phishing business as well as our threat detection OEM business,” said Brett Jackson, CEO of Cyren. “Based on increased demand for our products in our third quarter and a strong pipeline entering the final quarter of our fiscal year, we expect year-over-year revenue growth to continue in the fourth quarter.”
During the third quarter, Cyren completed the sale of its legacy security email gateway business for €10 million in cash, subject to customer post-closing adjustments. As a result, and in accordance with GAAP, Cyren’s third quarter continuing financial results are presented net of the divested business unless otherwise indicated.
Third Quarter 2022 Financial Highlights:
•Revenues for the third quarter of 2022 were $5.8 million, compared to $5.6 million for the third quarter of 2021. The 4% revenue increase was driven by growth in Cyren’s enterprise anti-phishing business as well as its threat detection OEM business.
•Operating expenses increased to $8.3 million for the third quarter of 2022 compared to $8.1 million for the third quarter of 2021, driven by an increase in sales and marketing investment to drive continued growth of Cyren’s enterprise anti-phishing business.
•Financial expense was $7 thousand for the third quarter of 2022, compared to $282 thousand for the third quarter of 2021. This decline was largely driven by changes in foreign exchange rates, as the Euro continued to decline against the U.S. dollar during the quarter, resulting in a reduction in certain Euro-denominated liabilities.
•Net loss from continuing operations for the third quarter of 2022 was $5.5 million, compared to a net loss of $6.1 million for the third quarter of 2021. Gross profit increased by $0.5 million or 22.3% driven by higher revenues, as discussed above, and lower cost of revenues due to lower depreciation and favorable FX effects on expenses.
•As a result of the Cyren GmbH divestment, Cyren reported a loss from discontinued operations of $0.6 million for the third quarter of 2022, compared to income from discontinued operations of $0.3 million for the third quarter of 2021. This one-time event contributed to Cyren’s $6.1 million GAAP net loss for the quarter, compared to the $5.8 million net loss reported for the third quarter of 2021.
•GAAP net loss per basic and diluted share for the third quarter of 2022 was $0.71, compared to a loss of $1.57 per basic and diluted share for the third quarter of 2021.
•Non-GAAP net loss for the third quarter of 2022, including continuing and discontinued operations, was $5.5 million, compared to a net loss of $4.7 million in the third quarter of 2021.

•Non-GAAP net loss per basic and diluted share for the first quarter of 2022 was $0.70, compared to a loss of $1.21 per basic and diluted share for the third quarter of 2021.
•Cash used in operating activities for the third quarter of 2022 was $4.0 million compared to operating cash usage of $5.2 million for the third quarter of 2021. This decline in cash used was largely the result of a lower loss from continuing operations of $0.6 million and favorable timing differences in our collections of accounts receivable. For the nine months ended September 30, 2022, cash used in operating activities was $9.0 million compared to $12.5 million for the same period in 2021.
•Net cash provided by investing activities for the third quarter of 2022 was 7,365 compared to cash used in investing activities of $0.3 million for the same period in 2021, reflecting the proceeds received from the Cyren GmbH divestment in 2022.
•Cash, cash equivalents and restricted cash as of September 30, 2022, was $14.1 million, compared to $10.0 million as of June 30, 2022.
•For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”
Recent Business Highlights:
•On September 13, 2022, Cyren released a new, disruptive malware analysis technology called Hybrid Analyzer. The solution helps services providers, technology companies, and large enterprises detect novel malware threats that other security technologies miss. Hybrid Analyzer is unique in that it provides detailed file analysis at speeds and scale not possible with other approaches like sandboxes.
•On August 17, 2022, Cyren announced that it successfully completed an external audit of its security controls and processes in compliance with the Service Organization Controls (SOC) Type 2. SOC 2 is an auditing standard to report on the ability of a service provider to ensure security, confidentiality, and availability of customer data in its possession. It has become the de facto security standard for Software as a Service (SaaS) providers and if often required by large customers.
•On August 1, 2022, Cyren completed the sale of is legacy secure email gateway business for €10 million, subject to customary post-closing adjustments. The divestment will enable Cyren to focus on products and market opportunities with the most growth potential in order to deliver optimal value to its customers and shareholders.
Financial Results Conference Call:
The company will host a conference call at 4:30 p.m. Eastern Time on Monday, November 14, 2022, to discuss the third quarter results.

U.S. Dial-in Number:	1-877-407-0312

International Dial-in Number:	1-201-389-0899
The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the link: https://www.webcast-eqs.com/register/cyren11142022_en/en.
For those unable to participate in the live conference call, a replay will be available until November 29, 2022. To access the replay, the U.S. dial-in number is 1-877-660-6853 and the non-U.S. dial-in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13733754. An archived version of the replay will also be available on the investor relations section of the company’s website at http://ir.cyren.com/events.
About Cyren:
More than 1 billion users around the world rely on Cyren’s cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis in real-time, Cyren (NASDAQ:CYRN) delivers fast time-to-protection with threat detection services, threat intelligence and anti-phishing solutions for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.

Blog: http://blog.cyren.com
LinkedIn: www.linkedin.com/company/cyren
Twitter: www.twitter.com/CyrenInc
Use of Non-GAAP Financial Measures:
Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company’s performance exclusive of non-cash charges and other items that are considered by management to be outside of the company’s core operating results. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.
Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.
These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company’s current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements, including statements regarding expectations that Cyren Inbox Security will be the key driver of future growth, expectations regarding developing a high-growth enterprise revenue stream that will materially contribute to Cyren’s results and expectations regarding our products, including Cyren Inbox Security. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our ability to continue as a going concern, our ability to execute our business strategy, including our sales and business development plans, our ability to timely and successfully enhance and improve our existing solutions and introduce new solutions, the commercial success of such enhancements and new solutions, including Cyren Inbox Security, lack of demand for our solutions, including as a result of actual or perceived decreases in levels of advanced cyber attacks, our ability to manage our cost structure, avoid unanticipated liabilities and achieve profitability, our ability to grow our revenues, including the ability of existing solutions to drive sufficient revenue, our ability to attract new customers and increase revenue from existing customers, market acceptance of our existing and new product offerings, our continued listing on NASDAQ, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.
Company Contact
Brian Dunn
Cyren
+1.703.760.3116
brian.dunn@cyren.com

CYREN LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and USD in thousands, except share and per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues	$5,834	$5,616	$17,302	$18,166
Cost of revenues	3,015	3,311	9,677	9,941

Gross profit	2,819	2,305	7,625	8,225

Operating expenses:

Research and development, net	3,449	3,516	11,174	10,606
Sales and marketing	2,705	2,447	7,677	7,097
General and administrative	2,178	2,162	6,972	6,262

Total operating expenses	8,332	8,125	25,823	23,965

Operating loss	(5,513)	(5,820)	(18,198)	(15,740)

Other (expense) income, net	(4)	4	(6)	(13)
Financial income (expense), net ($5 and $148 interest expense attributable to related parties, respectively)	(7)	(282)	104	(705)

Loss from continuing operations before taxes on income	(5,524)	(6,098)	(18,100)	(16,458)
Tax benefit (expense)	1	(20)	12	43
Net loss from continuing operations	(5,523)	(6,118)	(18,088)	(16,415)
Discontinued operations:
Income (loss) from operations of discontinued operations as held for sale of $—	(575)	331	(6,929)	843
Net loss	$(6,098)	$(5,787)	$(25,017)	$(15,572)

Basic net income (loss) per share:
Continuing operations	$(0.71)	$(1.57)	$(2.64)	$(4.44)
Discontinued operations	$(0.07)	$0.08	$(1.01)	$0.23
Basic net loss per share	$(0.78)	$(1.48)	$(3.65)	$(4.21)

Diluted net income (loss) per share:
Continuing operations	$(0.75)	$(1.55)	$(1.97)	$(2.86)
Discontinued operations	$(0.86)	$0.06	$(1.00)	$0.12
Diluted net loss per share	$(1.61)	$(1.49)	$(2.97)	$(2.74)

Weighted-average number of shares used in computing basic net gain (loss) per share and diluted loss per share for continuing operations	7,733,475	3,774,187	6,369,209	3,599,787
Weighted-average numbers of shares used in computing diluted net gain (loss) per share for discontinued operations	7,733,475	4,538,440	6,369,209	4,349,357

CYREN LTD.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited and USD in thousands, except share and per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

GAAP gross profit	$2,819	$2,305	$7,625	$8,225
GAAP gross margin	48%	41%	44%	45%
Plus:
Share-based compensation expense	43	76	152	166
Amortization of intangible assets	575	575	1,725	1,686
Non-GAAP gross profit	$3,437	$2,956	$9,502	$10,077
Non-GAAP gross margin	59%	53%	55%	55%

GAAP operating loss	$(5,513)	$(5,820)	$(18,198)	$(15,740)
Plus:
Share-based compensation expense	542	752	1,647	1,705
Amortization of intangible assets	581	755	1,749	1,785
Capitalization of technology	—	(10)	—	(262)
Non-GAAP operating loss	$4,390	$4,323	$14,802	$12,512

GAAP net loss	$(6,638)	$(6,098)	$(19,203)	$(16,456)
Plus:
Share-based compensation expense	529	734	1,633	1,704
Amortization of intangible assets	581	609	1,749	1,788
Amortization of deferred tax assets and liabilities	—	21	(11)	43
Capitalization of technology	—	(10)	—	(262)
Non-GAAP net loss	$(5,528)	$(4,744)	$(15,832)	$(13,183)

Numerator for non-GAAP EPS calculation	$(5,528)	$(4,744)	$(15,832)	$(13,183)
Non-GAAP net loss per share	$(0.70)	$(1.21)	$(2.49)	$(3.56)

GAAP weighted-average shares used to compute net loss per share	7,822,424	3,899,502	6,858,937	3,700,789

CYREN LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
(USD in thousands, except share and per share amounts)	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,520	$4,288
Trade receivables (net of allowances for credit losses of $97 and $118, respectively)	1,234	352
Deferred commissions	706	482
Prepaid expenses and other receivables	2,451	1,120
Current assets held for sale	11,255	1,082

Total current assets	17,911	7,324

LONG-TERM ASSETS:
Long-term deferred commissions	797	521
Long-term lease deposits and prepaid expenses	630	686
Operating lease right-of-use assets	5,265	6,207
Severance pay fund	740	921
Property and equipment, net	1,126	1,980
Intangible assets, net	1,750	3,499
Goodwill	6,518	11,598
Long-term assets held for sale	—	13,392

Total long-term assets	16,826	38,804

Total assets	$34,737	$46,128

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$1,228	$1,059
Employees and payroll accruals	3,230	4,196
Accrued expenses and other liabilities ($0 and $4 attributable to related parties, respectively)	1,342	937
Operating lease liabilities	1,083	1,330
Deferred revenues	6,581	3,004
Current liabilities held for sale	439	2,180

Total current liabilities	13,903	12,706

LONG-TERM LIABILITIES:
Deferred revenues	2,590	72
Convertible Debentures ($242 and $238 attributable to related parties, respectively)	8,717	8,578
Long-term operating lease liabilities	4,293	5,749
Deferred tax liability, net	157	167
Accrued severance pay	833	983
Other liabilities	447	517
Long-term liabilities held for sale	—	3,528

Total long-term liabilities	17,037	19,594

SHAREHOLDERS’ EQUITY:	3,797	13,828

Total liabilities and shareholders’ equity	$34,737	$46,128

CYREN LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,			Nine Months Ended September 30,
(Unaudited and USD in thousands)	2022		2021	2022	2021

Cash flows from operating activities:
Net loss	$(6,098)		$(5,787)	$(25,017)	$(15,572)
Less: Income (loss) from discontinued operations	(575)		331	(6,929)	843
Loss from continuing operations	(5,523)		(6,118)	(18,088)	(16,415)
Adjustments to reconcile net loss from continuing operations to net cash used in continuing operating activities:
(Gain) loss on disposal of property and equipment and termination of operating leases	3		—	12	17
Depreciation and amortization	1,150		1,651	3,529	3,961
Share-based compensation	542		752	1,647	1,705
Interest on convertible notes	—		145	—	430
Interest and amortization of issuance costs on Convertible Debentures	176		180	520	523
Deferred taxes, net	1		(40)	(10)	(62)
Changes in assets and liabilities:
Trade receivables	542		(2,429)	(882)	(2,627)
Prepaid expenses, deposits and other receivables	(962)		48	(1,312)	(596)
Deferred commissions	(557)		(299)	(1,238)	(637)
Trade payables	1,912		(162)	597	(1,622)
Employee accruals, accrued expenses and other liabilities	(1,631)		625	(424)	2,012
Deferred revenues	427		709	6,095	137
Net operating lease liabilities	(97)		(49)	(774)	(164)
Other long-term liabilities	(29)		(210)	(70)	(390)
Net cash used in operating activities from continuing operations	(4,046)		(5,197)	(10,367)	(13,776)
Net cash from operating activities from discontinued operations	752		(331)	1,395	1,314
Net cash used in operating activities	(3,294)		(4,866)	(8,972)	(12,462)

Cash flows from investing activities:
Capitalization of technology	—		(10)	—	(262)
Proceeds from sale of property and equipment and business, net	(7)		(332)	(176)	(460)
Net cash provided by investing activities from continuing operations	8,069		(342)	7,900	(722)
Net cash provided by investing activities from discontinued operations	(704)		—	(709)	—
Net cash provided by investing activities	7,365		(342)	7,191	(722)

Cash flows from financing activities:
Proceeds from securities issuance, net of costs, and warrants exercise	—		9,276	10,944	21,864
Net cash provided by financing activities	—	—	9,276	10,944	21,864

Effect of exchange rate changes	37		(14)	—	(36)
(Decrease) Increase in cash, cash equivalents and restricted cash	4,108		4,054	9,163	8,644

Cash, cash equivalents and restricted cash at the beginning of the period	10,006		14,504	4,951	9,914
Cash, cash equivalents and restricted cash at the end of the period	$14,114		$18,558	$14,114	$18,558

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$13,520		$16,304	$13,520	$16,304
Restricted cash included in long-term restricted lease deposits	$594		$501	594	501
Cash, cash equivalents and restricted cash included in assets held for sale	$—		$1,753		1,753
Total cash, cash equivalents and restricted cash	$14,114		$14,504	$14,114	$18,558